UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2011

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	42042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-0911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On September 2, 2011, HealthWarehouse.com, Inc. and its wholly-owned subsidiaries, Hwareh.com, Inc. and Hocks.com, Inc. (together, the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with HWH Lending LLC, a Delaware limited liability company, and Milfam I, L.P., a Georgia limited partnership (the “Lenders”).  Under the terms of the Loan Agreement, on September 2, 2011, the Company borrowed $1,500,000 from each Lender (the “Loans”), or a total of $3,000,000.  The proceeds of the Loans will be used by the Company to purchase all of the outstanding shares of the Company’s $0.001 par value common stock (“Common Stock”) owned by Rock Castle Holdings, LLC, a more than 10% stockholder of the Company. The Loans will be evidenced by promissory notes (the “Notes”), and will bear interest at the rate of 7% per annum, payable at maturity.  The maturity date of each Loan is January 15, 2013.  The Loans may be prepaid in whole or in part at any time by the Company without penalty.

The Company granted the Lenders a first, priority security interest in all of the Company’s assets, in order to secure the Company’s obligation to repay the Loans. The Loan Agreement contains customary negative covenants restricting the Company’s ability to take certain actions without the Lenders’ consent, including incurring additional indebtedness, transferring or encumbering assets, paying dividends or making certain other payments, and acquiring other businesses.  Upon the occurrence of an Event of Default, the Lenders have the right to designate one of the Company’s directors until the Notes are paid in full or the default is cured. The payment of the Loans may be accelerated prior to their maturity dates upon certain specified events of default, including failure to pay, bankruptcy, breach of covenant, and breach of representations and warranties.

In consideration of the Loans, the Company granted each Lender a warrant to purchase 250,000 shares of Common Stock at a purchase price of $2.90 per share.  Each warrant may be exercised in whole or in part and from time to time for a term of five years from its grant date.  The warrants contain customary anti-dilution and purchase price adjustment provisions.  The warrants are transferable in whole or in part, so long as the transfers comply with applicable securities laws.

On September 2, 2011, the Company purchased 1,179,212 shares of its Common Stock from Rock Castle Holdings, LLC, a more than 10% stockholder of the Company (“Rock Castle”), which constituted all of the outstanding shares of Common Stock owned by Rock Castle.  The purchase price was $2.90 per share, or a total purchase price of $3,419,714.80.  The purchase was made under the terms of a Stock Purchase Agreement dated September 2, 2011, which contains customary representations, warranties and covenants of the parties (the “Purchase Agreement”).

The foregoing description of the Loan Agreement, the Notes, the warrants, and the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, Notes, warrants, and Purchase Agreement, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.03.          Creation Of A Direct Financial Obligation Or An Obligation Under An Off- Balance Sheet Arrangement Of A Registrant.

See Item 1.01, which is incorporated herein by reference.

ITEM 3.02         Unregistered Sales of Equity Securities

See Item 1.01, which is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Senior Secured Promissory Note dated September 2, 2011 in the principal amount of $1,500,000 payable by the Company to the order of HWH Lending, LLC.

4.2	Warrant to Purchase 250,000 Shares of the Common Stock of HealthWarehouse.com, Inc., dated September 2, 2011 and Issued to HWH Lending, LLC.

4.3	Senior Secured Promissory Note dated September 2, 2011 in the principal amount of $1,500,000 payable by the Company to the order of Milfam I, L.P.

4.4	Warrant to Purchase 250,000 shares of the Common Stock of Healthwarehouse.com, Inc. dated September 2, 2011 and issued to Milfam I, L.P.

10.1	Loan and Security Agreement dated September 2, 2011 among HealthWarehouse.com, Inc., Hwareh.com, Inc. and Hocks.com, Inc., as Borrowers, and HWH Lending LLC, and Milfam I, L.P., as Lenders.

10.2	Stock Purchase Agreement dated September 2, 2011 between the Company and Rock Castle Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 2, 2011	HEALTHWAREHOUSE.COM, INC.

	By:	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer